June 10, 2004





Board of Directors
Westside Energy Corporation
2100 West Loop South, Suite 924
Houston, TX  77027

Attention:    Mr. Jimmy D. Wright
              Chief Executive Officer


         Re: Engagement of Sterne, Agee & Leach, Inc. as Exclusive Placement Agent of up to $10,000,000 of Common Stock


Dear Sir:

1. Engagement of Placement Agent. Westside Energy Corporation, a Nevada corporation (the "Company"), proposes to make a private placement (the "Offering") of up to $10,000,000 of its common stock, par value $.01 per share (collectively, the "Securities"), pursuant to the exemptions from registration provided in the Securities Act of 1933, as amended (the "1933 Act"), applicable state securities laws, and the rules and regulations promulgated thereunder (the "Exemption"). By entering into this Agreement, the Company agrees to engage Sterne, Agee & Leach, Inc. ("Sterne Agee") as its exclusive "Placement Agent" in connection with the Offering through September 30, 2004, at which time this Agreement shall terminate in accordance with Section 10 hereof, unless this Agreement shall be extended by the mutual agreement of the Company and Sterne Agee as provided therein. By entering into this Agreement, Sterne Agee accepts such engagement and agrees to use Sterne Agee's best efforts to place up to $10,000,000 of the Securities solely with "accredited investors", as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act. The offering price per Security shall be such price as is mutually agreeable to the Company and Sterne Agee. The Company shall prepare any and all offering documents necessary for the Offering to comply with all provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under each of the 1933 Act and the 1934 Act, and any applicable state securities laws (the "Offering Documents"). Sterne Agee shall (i) deliver to each prospective investor that executes and delivers a confidentiality agreement in favor of the Company in connection with the Offering, a current copy of the Offering Documents, (ii) maintain and furnish to the Company a list of all prospective investors contacted by Sterne Agee with regard to the Offering, including, if requested by the Company, the addresses of such prospective investors and the name and telephone number of a contact person with respect thereto, and (iii) present to the Company all written offers for the purchase of Securities received by Sterne Agee from any such prospective investors. Sterne Agee hereby acknowledges and agrees that the Company may reject any subscription for Securities presented to the Company by Sterne Agee, at the Company's sole discretion. Sterne Agee is not authorized to make any agreement or commitment on behalf of the Company.

2. Registration Rights. The Company shall, within thirty (30) days following the closing of the Offering, file with the SEC, a registration statement on Form SB-2 covering the resale of the Securities, and will use its best efforts to have such registration statement declared effective by the SEC as soon as possible thereafter. Without any limitation on the preceding, and unless otherwise directed or agreed to by Sterne Agee or its counsel, the Company will use its best efforts to honor the following non-binding guidelines, with Sterne Agee recognizing that the timing of the proposed registration may conflict with summer vacation plans of the Company's management, the Company's professional staff and/or the staff personnel of the SEC: the Company will use its best efforts to respond, in writing, to the first comments letter from the SEC staff, if any, within ten (10) business days following receipt thereof, the Company will use its best efforts to respond, in writing, to the second comments letter from the SEC staff, if any, within seven (7) business days following receipt thereof, and the Company will use its best efforts to respond, in writing, to any subsequent comments letter from the SEC staff within five (5) business days following receipt thereof. If the Company fails to file such registration statement with the SEC within thirty (30) days following the closing of the Offering, the Company will be required to pay a penalty to each investor in the Offering equal to one percent (1%) of the purchase price for such investor's Securities and an additional one percent (1%) of the purchase price for such investor's Securities for each additional 30-day period during which such registration statement is not filed with the SEC. In order to participate in the registration required by this Section 2, a selling stockholder must use reasonable efforts to cooperate with the Company and to furnish to the Company in writing such information with respect to such selling stockholder and his, her or its stock ownership in the Company and his, her or its proposed distribution as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

3.       Fees.

(a) In consideration of Sterne Agee's performance of the services described in Section 1 hereof, the Company agrees to pay Sterne Agee the following fees:

(i) Retainer. A non-refundable retainer of $10,000, payable in immediately available funds upon the execution of this Agreement (the "Retainer Fee");

(ii) Sales Commission. A fee equal to seven percent (7.0%) of the gross proceeds of the Offering sold from time to time by Sterne Agee ("Commissions"), less the Retainer Fee previously paid to Sterne Agee by the Company pursuant to the foregoing subsection. All Commissions shall be paid in full by the Company to Sterne Agee upon the Company's receipt of proceeds from the sale of any Securities in the Offering, from time to time on an as-completed basis. In the event that (i) the Company terminates this Agreement for any reason other than a breach of this Agreement by Sterne Agee or (ii) this Agreement terminates due, in whole or in part, to the Company's inability to agree with Sterne Agee upon an offering price per Security, the Company shall pay Sterne Agee a fee (the "Termination Fee") equal to seven percent (7.0%) of the gross proceeds of any sale of shares of the Company's equity securities to any investor which Sterne Agee shall have from time to time specifically identified in writing to the Company as possibly having an interest in investing in the Company, provided such sale is consummated within one hundred twenty (120) days following such termination or expiration, as the case may be. Any Termination Fee payable to Sterne Agee shall be payable to Sterne Agee within five (5) days following each such sale; and

(iii) Warrants. Concurrently with the final closing of the Offering, the Company shall grant to Sterne Agee warrants (the "Warrants") to purchase such number of shares of the Company's common stock as is equal to three percent (3%) of the number of Securities placed by Sterne Agee pursuant to this Agreement, at an exercise price of $2.00 per Security (the "Exercise Price"). The Warrants shall be exercisable at any time for a period of five (5) years commencing upon their date of issuance, and may be exercised as to all or any lesser number of the shares of the Company's common stock covered thereby. Each of the Exercise Price and the number of shares of the Company's common stock issuable upon exercise of the Warrants shall be subject to reasonable and customary adjustment in the case of forward and reverse stock splits, stock dividends, capital reorganization and reclassification, in order to protect the holder(s) thereof against dilution in certain events. All shares of the Company's common stock issuable upon the exercise of the Warrants shall be issuable out of the authorized unissued shares of the Company's common stock. The Warrants may be assigned in whole or in part by the holder(s) thereof, provided such assignment shall be made in accordance with the federal and state securities laws.

(b) Regardless of whether or not the Offering is completed or this Agreement is terminated, the Company shall reimburse Sterne Agee for all out-of-pocket expenses reasonably incurred by Sterne Agee from time to time in connection with its performance of services under this Agreement, including, without limitation, Sterne Agee's reasonably incurred attorneys' fees and travel expenses, within ten (10) days following the Company's receipt of written demand therefor from Sterne Agee; provided, however, that the Company shall not be responsible for any reimbursement for cumulative expenses exceeding $50,000 without the Company's prior express written consent.

4. Representations, Warranties and Covenants of Sterne Agee. Sterne Agee represents and warrants to and agrees with the Company that Sterne Agee is familiar or will make itself familiar with all applicable federal and state securities laws and the regulations thereunder which restrict the public sale and distribution of securities without a registration statement, qualification or exemption being in effect with respect thereto. In exercising its duties under this Agreement, Sterne Agee will:

(a) not cause the Company to be engaged in a public offering, or otherwise take any action or omit to take any action such that the Offering fails to be entitled to the Exemption;

(b) comply with all applicable federal, state and other regulatory agencies' securities laws, regulations and rules applicable to the Offering, including, without limitation, those restricting the solicitation of investors and those requiring the delivery to investors of certain information about the Company and the Offering;

(c) comply with all applicable laws and the rules of the NASD in recommending to a customer the purchase, sale or exchange of the Company's securities; and

(d) not give to any prospective investor any information, sales or advertising material or make any representation in connection with the Offering other than as contained in the Offering Documents or as otherwise agreed to by the Company, and will distribute such permitted materials in accordance with the legends thereon and applicable securities laws.

5. Representations, Warranties and Covenants of the Company. The Company represents and warrants to Sterne Agee that any offer or sale of any security of the Company made by or for the Company within six (6) months preceding the date of this Agreement (i) complied in all respects with the requirements of the 1933 Act, the 1934 Act, the rules and regulations of the SEC promulgated under each of the 1933 Act and the 1934 Act, and any applicable state securities laws, and
(ii) was made only to persons or entities deemed to be "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act. The Company agrees with Sterne Agee as follows:

(a) The Company will advise Sterne Agee promptly and consult with Sterne Agee regarding the drafting of the Offering Documents, and any amendments or supplements thereto, and all related documents, including, but not limited to, subscription agreements, confidential investor questionnaires and other documents associated with the Offering.

(b) The Company will not distribute any Offering Documents, or any amendments or supplements thereto, that name Sterne Agee as a Placement Agent to any potential investor without the prior written consent of Sterne Agee.

(c) The Company will furnish to Sterne Agee copies of all Offering Documents in such quantities as Sterne Agee may reasonably request.

(d) If any event occurs as a result of which any Offering Documents, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and such event is known to the Company, the Company will promptly prepare an amendment or supplement which will correct such statement or omission, file such amended or supplemented Offering Documents with the SEC or any applicable state securities commission, if so required, and supply such amended or supplemented Offering Documents to Sterne Agee, in each case as soon as available and in such quantities as Sterne Agee may reasonably request.

(e) The Company shall promptly notify Sterne Agee of material events which would necessitate modification of any Offering Documents, or any amendments or supplements thereto.

(f) The Company shall be reasonably responsive to Sterne Agee's inquiries about the Company's ongoing operations as they relate to the Offering and the Offering Documents, or any amendments or supplements thereto. The Company shall permit each of Sterne Agee and its legal counsel to make such investigations of the business, properties and financial and legal conditions of the Company and its subsidiaries as Sterne Agee may reasonably request, provided such investigations shall remain confidential. No such investigation by either of Sterne Agee or its legal counsel, if made, shall affect the representations and warranties of the Company contained in this Agreement.

(g) The Offering Documents, and any amendments or supplements thereto, will conform in all respects to the requirements of the 1933 Act, the 1934 Act, the rules and regulations of the SEC promulgated under each of the 1933 Act and the 1934 Act, and any applicable state securities laws, and the Offering Documents, and any amendments or supplements thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty will not apply to statements or omissions made in reliance upon and in conformity with information furnished by Sterne Agee in writing to the Company in connection with the Offering Documents, or any amendment or supplement thereto.
(h) The Company will not take any action that will cause the Exemption not to be available to the Company and the Offering, and will not omit to take any action necessary to perfect the availability of the Exemption to the Company and the Offering.

(i) The Company shall make available to each prospective investor at a reasonable time prior to such prospective investor's purchase of Securities, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the Offering Documents.

(j) The Company shall comply with all applicable federal, state and other regulatory agencies' securities laws, regulations and rules applicable to the Offering.

6. Indemnification.

(a) To the extent permissible by law, the Company will indemnify Sterne Agee, its directors, officers, attorneys, partners, agents, consultants, employees and controlling persons (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) related to or arising out of any (i) negligence or willful misconduct on the part of the Company or any of its directors, officers, partners, agents, consultants, employees or controlling persons (within the meaning of the 1933
Act) (a "Company Person"), (ii) material breach of any representation, warranty, agreement or covenant of the Company contained herein, (iii) act or omission of the Company or any Company Person that caused the Exemption not to be available to the Company and the Offering, (iv) untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable if and to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with information furnished by or on behalf of Sterne Agee in writing specifically for use in the Offering Documents, or (v) violation of any other statute, regulation, rule or other law, whether federal or state, by virtue of any act or omission of the Company or any Company Person, and will reimburse Sterne Agee and each other person indemnified hereunder for all reasonable legal and other expenses incurred in connection with investigating or defending any such losses, claims, damages, liabilities, actions or approvals; provided, however, that the Company will not be liable in any such case for losses, claims, damages, liabilities or expenses arising out of the gross negligence or willful misconduct on the part of Sterne Agee, its directors, officers, partners, agents, consultants, employees and controlling persons (within the meaning of the 1933 Act) (a "Sterne Agee Person"). In the event a claim for indemnification is determined to be unenforceable by the final judgment of a court of competent jurisdiction, then the Company shall contribute to the aggregate losses, claims, damages or liabilities to which Sterne Agee and any Sterne Agee Person may be subject, in such amount as is appropriate to reflect the relevant benefits received by the Company and the party seeking contribution, on the one hand, and the relative faults of the Company and the party seeking contribution on the other, as well as any relevant equitable contribution. For purposes hereof, the relative benefits received by the Company, on the one hand, and Sterne Agee, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate proceeds from the Offering (net of commissions but before deducting other expenses) received by the Company are to (ii) the aggregate commissions received by Sterne Agee in connection with the Offering.

(b) To the extent permissible by law, Sterne Agee will indemnify the Company, its directors, officers, partners, agents, consultants, employees and controlling persons (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) based on or arising out of any (i) negligence or willful misconduct on the part of Sterne Agee or any Sterne Agee Person, (ii) untrue statement or alleged untrue statement of any material fact contained in any information supplied to the Company by or on behalf of Sterne Agee in writing specifically for use in the Offering Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) material breach of any representation, warranty, agreement or covenant of Sterne Agee contained herein, (iv) act or omission of Sterne Agee or any Sterne Agee Person that caused the Exemption not to be available to the Company and the Offering, or (v) violation of any other statute, regulation, rule or other law, whether federal or state, by virtue of any act or omission of Sterne Agee or any Sterne Agee Person, and will reimburse the Company and each other person indemnified hereunder for all reasonable legal and other expenses incurred in connection with investigating or defending any such losses, claims, damages, liabilities, actions or approvals; provided, however, that Sterne Agee will not be liable in any such case for losses, claims, damages, liabilities or expenses arising out of the gross negligence or willful misconduct on the part of the Company or any Company Person. In the event a claim for indemnification is determined to be unenforceable by the final judgment of a court of competent jurisdiction, then Sterne Agee shall contribute to the aggregate losses, claims, damages or liabilities to which the Company or any Company Person may be subject in such amount as is appropriate to reflect the relevant benefits received by Sterne Agee and the party seeking contribution, on the one hand, and the relative faults of Sterne Agee and the party seeking contribution on the other, as well as any relevant equitable contribution. For purposes hereof, the relative benefits received by Sterne Agee, on the one hand, and the Company, on the other hand, shall be deemed to be in the same proportion as (i) the aggregate commissions received by Sterne Agee in connection with the Offering are to (ii) the aggregate proceeds from the Offering (net of commissions but before deducting other expenses) received by the Company. Notwithstanding anything to the contrary contained herein, under no circumstances shall Sterne Agee be obligated to contribute to the indemnified persons, collectively, an amount in excess of the aggregate commissions received by Sterne Agee in connection with the Offering.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the assertion of any claim or the commencement of any action, if any indemnified party intends to make a claim for indemnification against any indemnifying party under this Section 6, then the indemnified party will notify the indemnifying party in writing of such assertion or commencement and will provide the indemnifying party with copies of all pleadings with which the indemnified party has been served or has otherwise obtained; provided however, the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to the indemnified party under this Section 6 unless such omission irreparably prejudiced the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to such indemnified party (it being understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys for all such indemnified parties). After notice from the indemnifying party to such indemnified party of their election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

7. Notice. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication if addressed to the intended recipient as set forth below shall be deemed to be duly given either when personally delivered or two days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one day after it is delivered to a commercial overnight courier, or upon confirmation if delivered by facsimile:

                  If to the Company

                  Westside Energy Corporation
                  2100 West Loop South, Suite 924
                  Houston, TX  77027
                  Attn: Mr. Jimmy D. Wright
                  Chief Executive Officer
                  Facsimile: (713) 590-3793

                  With copy to:

                  Randall W. Heinrich
                  Gillis, Paris & Heinrich, PLLC
                  8 Greenway Plaza, Suite 818
                  Houston, Texas 77046
                  Facsimile:  (713) 961-3082

                  If to Sterne Agee:

                  Sterne, Agee & Leach, Inc.
                  800 Shades Creek Parkway, Suite 700
                  Birmingham, Alabama 35209
                  Attn: Barry McRae
                  Facsimile: (205) 949-3626


                  With copy to:

                  William K. Holbrook, Esq.
                  Haskell Slaughter Young & Rediker, LLC
                  1400 Park Place Tower
                  2001 Park Place North
                  Birmingham, Alabama 35203
                  Facsimile: (205) 324-1133

         Any party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which such notices, requests, demands, claims, or other communications are to be delivered by giving the other parties notice in the manner herein set forth.

8. Benefit and Non-Assignment. This Agreement is made solely for the benefit of Sterne Agee, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the 1933 Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by Sterne Agee without the prior written consent of the Company or assigned by the Company without the prior written consent of Sterne Agee. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, in the Offering.

9. Survival. Subject to any applicable statutes of limitations, the indemnities, agreements, representations, warranties and covenants of each of Sterne Agee and the Company as set forth in or made pursuant to this Agreement shall survive and remain in full force and effect for a period of three (3) years, regardless of
(i) any investigation made by or on behalf of either of Sterne Agee or the Company or any of their respective attorneys, officers, directors, partners, shareholders, members, agents, consultants, employees, affiliates or controlling persons (within the meaning of the 1933 Act), and (ii) the delivery of or payment for any of the Securities. Any successor of the Company or Sterne Agee or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

10. Termination. Either party may, at its option, terminate this Agreement upon giving the other party fifteen (15) days' prior written notice. Notwithstanding any other provision in this Agreement, this Agreement shall terminate on the earlier to occur of (i) the sale of all of the Securities and (ii) September 30, 2004, unless extended by the mutual agreement of the parties.

11. Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Alabama.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

13. Modification and Waiver. No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, amendment, modification or discharge is agreed to in writing and signed by the parties hereto. The waiver by either party to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver by either party of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

14. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision of this Agreement will not and shall not be deemed to affect the validity or enforceability of any other provision hereof. In the event any provision of this Agreement is held to be invalid or unenforceable, the parties agree that the remaining provisions hereof shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expunging of the invalid or unenforceable provision.

15. Interpretation. The language used in this Agreement shall not be construed in favor of or against either of the parties, but shall be construed as if both of the parties prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any such party.

16. Headings. The titles and headings of the various paragraphs of this Agreement are inserted for convenience of reference only, and shall not be deemed to govern or affect the meaning or interpretation of any of the terms hereof.

17. Complete Understanding. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and Sterne Agee in accordance with its terms

                                                     Very truly yours,

                                                     STERNE, AGEE & LEACH, INC.



                                                     By:
                                                         -----------------------
                                                          James S. Holbrook, Jr.
                                                          Chairman and CEO


Accepted this __ day of June, 2004

WESTSIDE ENERGY CORPORATION


By:
    -------------------------------------------------
     Jimmy D. Wright
     Chief Executive Officer